AGREEMENT FOR PILOT IMPLEMENTATION OF LIVE TUTOR VIRTUAL LEARNING ENVIRONMENT

Smartlinx VOIP Networks Private Limited of Hyderabad, India

and

Polsani Group , Hyderabad, India

This AGREEMENT FOR PILOT IMPLEMENTATION hereinafter called 'Agreement' serves as a document towards establishing vendor-vendee relationship between Smartlinx VOIP Networks Private Limited of Hyderabad, India and ***Polsani Group***, Hyderabad, India.

Background

Smartlinx VOIP Networks Private Limited is a pioneer in implementing IP Telephony solutions for small and medium business houses. Smartlinx has been successfully managing and monitoring IT infrastructure and VoIP monitoring services. Smartlinx has also entered in agreement with Bharat Sanchar Nigam Limited to promote "Live Tutor" the online video based tutoring service in India. Smartlinx vision is to use ICT for rural development especially in the areas of education, services delivery in rural India.

Polsani Group is a diverse business group with extensive interests in education industry. Sister Nivedita School is part of Polsani Group. The school has two branches in Hyderabad and Karimnagar. Polsani Group also runs and manages Sister Nivedita College of Professional Studies, SNS, The Play School, Vivekananda Residential School, and Vivekananda School of Post Graduate Studies.

To facilitate effective training and knowledge transfer to students. The management has decided to build a virtual class equipped with audio and video infrastructure for the purpose of making available quality lectures delivered from remote location.

Background of the Relationship

To formally establish ongoing relationship between Smartlinx VOIP Networks Private Limited and **Polsani Group** , wherein Smartlinx will supply the **Live Tutor Virtual Learning Environment** which includes **Live Tutor LMS** and **Live Tutor Connect** to **Polsani Group** for testing and implementation across different educational institutions under the Polsani Group

Polsani Group will assist and support Smartlinx for successful testing, development and implementation of the above mentioned solution.

Objectives of this Agreement

It is the intent of Polsani group of Institutions to evaluate the solution for a period starting December 2009 to June 2010 and adopt the solution for their educational needs.

Both parties have engaged in a variety of informal communication and visits to expand relations. Mr. Job Thomas, COO of Smartlinx VOIP Networks Private Limited leads this effort and is named as main contact. Dr. P. Sudhakar Rao, Chairman of **Polsani Group** leads this joint effort and is named as the main contact.

It is agreed as follows:

1. **Purpose:** The Parties, whilst recognising the integrity and policies of each other, agree to work together in a spirit of partnership for successful testing, development and implementation of the above mentioned solution for installation at Polsani Group educational institutions namely Hyderabad, Karimnagar, Lingapur (Village near Karimnagar)
2. **Role of Smartlinx**: Smartlinx will develop, test demonstrate and install the proposed solution. Smartlinx will advice Polsani Group on the required hardware for implementation of the solution. Smartlinx will keep Polsani Group updated on the status of development of the solution. Smartlinx will issue a press release to announce the agreement through its regular media engagement channels.
3. **Role of Polsani Group**: Polsani Group will test the proposed solution, and pay the agreed commercial fees as per the Annexure - I. Polsani Group will also facilitate and assist Smartlinx in showcasing the solution as technology demonstrator to other interested parties.
4. **Disputes:** If any dispute or difference cannot be resolved between the Parties by active, open and good faith discussion, the Parties will enter into mediation.
5. **Amendment:** This Agreement may be amended at any time in writing between the Parties.
6. **Review:** The parties will meet regularly (15 days) to review the progress of the implementation.
7. **Personnel:** Both parties will nominate one person for testing and implementation of the proposed solution.
8. **Termination:** Both parties reserve the right to terminate this agreement by sending a written notice during the implementation of the Pilot if any clauses of this agreement be seriously breached. However **Polsani Group** will pay the used and unpaid connect charges even after the termination of this agreement.

Term

This Agreement commences on the date signed by both Parties and will continue until terminated by either of the Parties. The terminating party will give as much notice as possible.

Communications should be sent to:

For Smartlinx VOIP Networks Private Limited to:	For **Polsani Group** to:
Name: JOB THOMAS	Name: DR. P. SUDHAKAR RAO
Position: Director & COO	Position: CHAIRMAN
Email: jobthomas@smartlinx.net	Email: polsani @ yahoo.com
Phone: 23232200	Phone:

Any change of contact details should be notified in writing Executed as a Agreement.

Only the authorized agents listed below may make changes to this Agreement and future addendum provided that both parties mutually agree upon such changes in writing.

Signed on behalf of Smartlinx VOIP Networks Private Limited by:	Signed on behalf of Polsani by:
Signature: [signature] Name: JOB THOMAS Position: DIRECTOR & COO	Signature: [signature] Name: DR. P. SUDHAKAR RAO Position: CHAIRMAN.
Witnessed by:	Witnessed by:
Signature: [signature] Name: AMAL KUMAR REDDY. E Position: G.M - Marketing	Signature: Gopinath L Name: GOPINATH. L. Position: CONSULTANT
Date: 25 NOV '2009	Date: 25-11-2009

Annexure: I

Commercial Terms

Option 1: Hosted Enterprise Solution (SaaS)

Live Tutor Virtual Leaning Environment which includes Live Tutor Learning Management System, and Live Tutor Connect, as a hosted solution. Your data will be hosted on Live Tutor servers for an annual fee. The data will managed by your administrator. Smartlinx also provides support and upgrades for an annual fee. The commercials are listed below

Enterprise Hosted Solution Account	For three Years	INR 75,000.00
Live Tutor Connect - Teacher	Per hour	INR 10.00
Live Tutor Connect – Class room	Per hour/Per class	INR 10.00
Live Tutor Connect – Client Licenses	Unlimited	-
Support/Upgrades	Per annum	Complimentary for 36 months
Storage upto 100 GB	Per annum	Complimentary for 36 months

Payment Terms

TAXES – Live Tutor VLE	Service tax as applicable
PAYMENT TERMS - Live Tutor VLE	100% payment no later than 1st June 2010 after successful testing and acceptance of the proposed solution.
PAYMENT TERMS - Live Tutor Connect Fee	100% Payment from day one of usage including the testing period. Payment made against the monthly bill.